UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2026

FERGUSON ENTERPRISES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42200	38-4304133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

751 Lakefront Commons Newport News, Virginia	23606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1-757-874-7795

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FERG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Bridge Credit Agreement

On August 11, 2026, Ferguson Enterprises Inc. (the “Company”), as borrower, entered into a bridge term loan credit agreement (the “Bridge Credit Agreement”) with Ferguson UK Holdings Limited (“Ferguson UK”), as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

The Bridge Credit Agreement provides for a bridge credit facility in an aggregate principal amount of up to $700 million, which is unsecured and scheduled to mature 364 days after the date the borrowing under the Bridge Credit Agreement is made (the “Funding Date”). The proceeds of the borrowing under the Bridge Credit Agreement, if any, will be used to fund a portion of the consideration and related fees and expenses payable in connection with the previously disclosed acquisition of FWI Holdings, Inc., a Delaware corporation (the “FloWorks Acquisition”), and will be available to be drawn in the event that the Company has not, prior to or concurrently with the consummation of the FloWorks Acquisition, received proceeds of one or more bank financing or capital markets transactions sufficient to fund the FloWorks Acquisition. The occurrence of the Funding Date under the Bridge Credit Agreement is subject to the satisfaction of customary conditions, including the substantially concurrent consummation of the FloWorks Acquisition.

The borrowing under the Bridge Credit Agreement will bear interest, at the Company’s option, at either the Base Rate or the Term SOFR Rate, plus an applicable margin. Depending on the Company’s senior unsecured debt rating, the applicable margins on Base Rate Loans range from 0.000% to 0.250%, and the applicable margins on Term Benchmark Loans range from 0.750% to 1.250%. In addition, if any commitments remain outstanding on November 7, 2026, the Company will pay a commitment fee on the unused commitments under the Bridge Credit Agreement, which ranges from 0.07% to 0.125% depending on the Company’s senior unsecured debt rating during the period from and including November 7, 2026 to but excluding the Funding Date (or, if earlier, the date on which the commitments under the Bridge Credit Agreement are terminated in full).

The Bridge Credit Agreement contains certain representations and warranties, various affirmative and negative covenants and events of default that the Company considers customary for facilities of this type, including, but not limited to, restrictions on the incurrence of non-guarantor subsidiary indebtedness, additional liens, mergers and sales of assets and changes in nature of business, in each case, subject to certain conditions, exceptions and thresholds. The Bridge Credit Agreement also requires the Company to maintain on a consolidated basis, as of the last day of each fiscal quarter, a maximum net leverage ratio of 3.50 to 1.00, with a temporary step-up to 4.00 to 1.00 with respect to each of the four fiscal quarters ending immediately after certain material acquisitions.

The foregoing description of the Bridge Credit Agreement is a summary and is qualified in its entirety by reference to the Bridge Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Term Loan Credit Agreement

On August 11, 2026 (the “Effective Date”), the Company, as borrower, entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with Ferguson UK, as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

The Term Loan Credit Agreement provides for a term loan facility in an aggregate committed amount of up to $900 million, which is unsecured and scheduled to mature three years after the date the loan under the Term Loan Credit Agreement is funded (the “Funding Date”). The loan made pursuant to the Term Loan Credit Agreement will be used to fund a portion of the consideration and related fees and expenses payable in connection with the FloWorks Acquisition. The Funding Date under the Term Loan Credit Agreement is subject to the satisfaction of customary conditions, including the substantially concurrent consummation of the FloWorks Acquisition.

The borrowing under the Term Loan Credit Agreement will bear interest, at the Company’s option, at either the Base Rate or the Term SOFR Rate, plus an applicable margin. Depending on the Company’s senior unsecured debt rating, the applicable margins on Base Rate Loans range from 0.000% to 0.250%, and the applicable margins on Term Benchmark Loans range from 0.750% to 1.250%. In addition, during the period from and including the date that is 120 days after the Effective Date to but excluding the Funding Date (or, if earlier, the date on which the commitments under the Term Loan Credit Agreement are terminated in full), the Company will pay a commitment fee on the unused commitments under the Term Loan Credit Agreement, which ranges from 0.07% to 0.125% depending on the Company’s senior unsecured debt rating.

The Term Loan Credit Agreement contains certain representations and warranties, various affirmative and negative covenants and events of default that the Company considers customary for facilities of this type, including, but not limited to, restrictions on the incurrence of non-guarantor subsidiary indebtedness, additional liens, mergers and sales of assets and changes in nature of business, in each case, subject to certain conditions, exceptions and thresholds. The Term Loan Credit Agreement also requires the Company to maintain on a consolidated basis, as of the last day of each fiscal quarter, a maximum net leverage ratio of 3.50 to 1.00, with a temporary step-up to 4.00 to 1.00 with respect to each of the four fiscal quarters ending immediately after certain material acquisitions.

The foregoing description of the Term Loan Credit Agreement is a summary and is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Bridge Credit Agreement or the Term Loan Credit Agreement, as applicable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Bridge Credit Agreement, dated August 11, 2026, by and among Ferguson Enterprises Inc., as borrower, Ferguson UK Holdings Limited, as guarantor, the other guarantors from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Term Loan Credit Agreement, dated August 11, 2026, by and among Ferguson Enterprises Inc., as borrower, Ferguson UK Holdings Limited, as guarantor, the other guarantors from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferguson Enterprises Inc.

Date:	August 11, 2026	By:	/s/ William Brundage
		Name:	William Brundage
		Title:	Chief Financial Officer